Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE HORIZON THERAPEUTICS PLC HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO HORIZON THERAPEUTICS PLC IF PUBLICLY DISCLOSED.

CONFIDENTIAL

EXECUTION COPY

COMMERCIAL SUPPLY

AGREEMENT

BETWEEN

CMC BIOLOGICS A/S, dba AGC Biologics

and

HORIZON PHARMA IRELAND LIMITED

DISCLAIMER

THIS DOCUMENT IS FOR DISCUSSION PURPOSES ONLY. IT IS NOT INTENDED TO CONSTITUTE ANY OFFER OR CREATE ANY LEGAL RELATIONS.

THE SUPPLY OF THIS DOCUMENT IN ELECTRONIC FORM IS STRICTLY ON THE UNDERSTANDING THAT NO AMENDMENTS WILL BE MADE TO IT WHICH ARE NOT EXLICITLY DRAWN TO THE OTHER PARTY’S ATTENTION EITHER BY MARKING THE CHANGES IN THE TEXT ITSELF OR OTHERWISE.

COMMERCIAL SUPPLY AGREEMENT

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EXECUTION COPY

CONTENTS

CONTENTS		2

1.	DEFINITIONS AND INTERPRETATION	4

2.	MANUFACTURING SUPPLY AND APPLICABLE STANDARDS	13

3.	CUSTOMER MATERIALS	15

4.	TIMELINE, SPECIFICATION AND PROJECT MANAGEMENT	16

5.	FORECASTS, ORDERS, MANUFACTURING CAPACITY AND SUPPLY FAILURE	18

6.	PACKAGING, DELIVERY, STORAGE AND EXAMINATION	24

7.	BATCH PRICE, PAYMENT TERMS AND MILESTONE PAYMENTS	27

8.	CUSTOMER AUDITS, REGULATORY INSPECTIONS & MATTERS	30

9.	WARRANTIES	32

10.	CONFIDENTIAL INFORMATION	34

11.	INTELLECTUAL PROPERTY	37

12.	INDEMNITIES AND LIABILITY	39

13.	PRODUCT RECALL	42

14.	TERM AND TERMINATION	43

15.	TECHNOLOGY TRANSFER	45

16.	FORCE MAJEURE	47

17.	APPLICABLE LAW, JURISDICTION AND DISPUTE RESOLUTION	47

18.	MISCELLANEOUS	48

APPENDIX ONE		53

APPENDIX TWO		54

COMMERCIAL SUPPLY AGREEMENT

CONFIDENTIAL

THIS COMMERCIAL SUPPLY AGREEMENT is made and effective as of February 14, 2018 (the “Effective Date”).

BETWEEN

(1)

CMC BIOLOGICS A/S, dba AGC Biologics, duly formed under the laws of Denmark and having its principal place of business at Vandtaarnsvej 83B DK-2860 Soeborg, Copenhagen, Denmark (hereinafter referred to as “AGC”); and,

(2)

HORIZON PHARMA IRELAND LIMITED, duly incorporated under the laws of Ireland and having its principal place of business at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland (hereinafter referred to as “Customer”).

AGC and Customer may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

(A)	Customer is engaged in the research, development, manufacture and sale of new biologic products, including the product designated by Customer as teprotumumab (“Product”);

(B)	In addition to development and scale-up activities, AGC also provides commercial manufacturing activities for biological products to pharmaceutical and biotechnology companies; and

(C)	Customer wishes to contract with AGC to provide the Services (as defined below) for the commercial supply of Product; and

(D)	AGC is willing to provide the Services to the Customer on the terms and conditions set out in this Agreement in exchange for the Batch Price which the Customer agrees to pay.

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NOW THEREFORE, THE PARTIES AGREE as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	For the purposes of this Agreement, the terms defined in this clause shall have the respective meanings set forth below:

“Affiliate”	any company, partnership or other entity which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with a Party. Solely for the purpose of this definition, “control” and its correlates means the direct or indirect beneficial ownership of more than 50% of the voting share capital in such company, partnership or entity or the legal power to control the general management and policies of such company, partnership or entity;

“AGC Confidential Information”	AGC’s SOPs and non-public information relating to AGC Intellectual Property Rights;

“AGC Facility”	AGC’s manufacturing facility in Copenhagen, Denmark or another AGC facility agreed on in writing by the Parties;

“AGC Materials”	[***];

“AGC Intellectual Property Rights”	All AGC Know-How and all Intellectual Property owned or Controlled by AGC or its Affiliates during the Term, in each case that is used in the Services or is otherwise reasonably useful or necessary for the further processing, use, handling or sale of the Product;

“AGC Know-How”	all Information owned or Controlled by AGC or its Affiliates during the Term which is not of general public knowledge;

“Agreement”	this Agreement including all Appendices attached hereto and any amendments to the foregoing made in accordance with this Agreement;

“Appendix” or “Appendices”	one or more of the appendices to this Agreement;

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“Batch”	a specific quantity of BDS that is intended to be of uniform character and quality and is produced during a single fermentation run (as defined by the applicable batch records) using the Cell Line at a specified fermenter scale;

“Batch Price”	the price payable for each Batch (including the purification, analytical and further processing steps applicable thereto) as initially described in the Appendix Two and as may be amended by written agreement between the Parties or by operation of Clause 7.2;

“Binding Order”	has the meaning set forth in Clause 5.8;

“Bulk Drug Substance” or “BDS”	means the Product in bulk, as expressed by the Cell Line and harvested and purified in bulk from a fermentation run pursuant to the applicable Process;

“Business Day” “Calendar Day” “Calendar Quarter”	any day which is not a Saturday, a Sunday or a U.S. public holiday; any day; a 3-month period beginning on January 1, April 1, July 1, or October 1 of each year;

“Campaign”	a series of Batches manufactured consecutively in accordance with the Process;

“Cell Line”	the mammalian cell line designated [***] which is owned by Customer and provided to AGC or derived from a master cell bank of the same strain as that provided by Customer to AGC and any progeny clone of the foregoing cell line(s);

“Certificate of Analysis” or “CoA”	a certificate of analysis in the form attached as Exhibit A confirming that Product to which the certificate relates meets the Specification and such other criteria as identified on the certificate;

“Certificate of Compliance” or “CoC”	a certificate of compliance in the form attached as Exhibit B confirming that the Product to which the certificate relates was manufactured and supplied in compliance with cGMP and such other criteria as identified on the certificate;

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“cGMP”	Current Good Manufacturing Practices as promulgated under each of the following as in effect on the Effective Date and as amended or revised after the Effective Date: (a) the U.S. Food, Drug & Cosmetics Act (21 U.S.C. § 301 et seq.) and related U.S. regulations, including 21 Code of Federal Regulations (Chapters 210 and 211) and other FDA regulations, policies, or guidelines in effect at a particular time for the manufacture, testing and quality control of investigational drugs; (b) EudraLex Volume 4; (c) the ICH guide Q7 “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients;” and (d) any other laws, regulations and statutes set forth by a Regulatory Authority applicable to the manufacture and supply of Product and other Services provided by AGC under this Agreement.

“Change of Control”

in relation to a body corporate, the occurrence of an event or circumstance where a Person who is not presently able to do any of the following things becomes able to do one of the following things (whether directly or indirectly or through one or more intervening Persons):

(a) control the composition of more than one half of the body’s board of directors;

(b) be in a position to cast, or control the casting of, more than one half of the maximum number of votes that might be cast at a general meeting of the members of the body; or

(c) hold or have a beneficial interest in more than one half of the issued share capital of the body;

“Commercial Quality Agreement”	the agreement between the Parties defining the quality responsibilities, including cGMP standards, regarding the performance of the Services, as further described in Clause 2.3;

“[***]”	[***] of an experienced contract manufacturing organization engaged in the cGMP manufacture of biological products that are similar to the Product;

“Confidential Information”

means all Information owned or controlled by the Disclosing Party or its Affiliates that is disclosed to or made available to Recipient Party relating to this Agreement and includes:

(I)     Information disclosed in writing, orally or by any other means;

(II) Information disclosed before, after or on the date of this Agreement;

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(iii)    Information relating to the Disclosing Party’s operations, products, processes, plans, intentions, market opportunities and business affairs, and any new and novel combinations thereof and any marketing and business plans, any financial (including pricing information) and personnel information relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business; and

(iv)   the terms of this Agreement, which shall be deemed to be the Confidential Information of both Parties.

the use of which is governed according to the provisions of Clause 10;

“Conforming Product”	BDS produced under cGMP that meets the Specifications;

“Controlled”

with respect to any material, Information or Intellectual Property of a Party, the possession or the ability by such Party to grant access, a license, or a sublicense to such material, Information or Intellectual Property as provided for herein without violating an agreement with a Third Party;

“Customer Intellectual Property Rights”

All Customer Know-How and all Intellectual Property owned or Controlled by Customer or its Affiliates during the Term, in each case covering any aspect of the Services, Cell Line, BDS or materials, techniques or processes used in the Services;

“Customer Know-How”	all Information owned or Controlled by Customer or its Affiliates during the Term which is not of general public knowledge;

“Customer Materials”	(a) Customer-Provided Materials, and (b) [***];

“Customer-Provided Materials”	the Cell Line, BI media and any other materials described in Appendix 2 that will be supplied to AGC by or on behalf of Customer, subject to Clause 3.4;

“Defect” and “Defective”	have the meaning set forth in Clause 6.12;

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“Defect Notice”	has the meaning set forth in Clause 6.12;

“Deliverables”	the data, results and materials generated from the performance of the Services including Batch records, CoA, CoC, electronic files of IPC (in-process control) and IPM (in-process monitoring) data, Drug History Records and Product. All Deliverables will be deemed to be Customer’s Confidential Information, excluding AGC Confidential Information;

“Delivery” or “Delivered”	has the meaning set forth in Clause 6.3;

“Delivery Date”	the month determined in accordance with Clause 5.6 for Delivery for the Product manufactured under a Purchase Order. Where a Timeline has been amended in accordance with Clause 4.2 or 4.3, the corresponding Delivery Date shall be commensurately amended;

“Drug History Record”	all lot disposition documentation relevant to a cGMP Batch to be provided to Customer with the Product from that cGMP Batch, including but not limited to manufacturing Batch records, Certificates of Compliance and Certificates of Analysis;

“Effective Date”	as set forth in the first paragraph of this Agreement;

“EMA”	European Medicines Agency;

“Exceptional Batches”	has the meaning in Clause 5.7;

“FDA”	means the United States Food and Drug Administration, or its successor agency;

“Firm Order”	has the meaning set out in Clause 5.3.1;

“Forecast”	has the meaning set out in Clause 5.1;

“Fundamental Change”	means a Change of Control, merger, acquisition or change of management of AGC;

“Group”	in respect of the relevant Party, its Affiliates and holding companies and the Affiliates of those holding companies;

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“Information”	techniques, data, discoveries, inventions, practices, methods, information, knowledge, know-how, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, regulatory submissions and approvals, production information, expertise, methodologies, drawings, specifications, designs and trade secrets;

“Initial Commitment Term”	The term commencing on the Effective Date and ending on the seventh (7th) anniversary thereof;

“Intellectual Property”	all intellectual property rights, including, without limitation, patents, supplementary protection certificates, petty patents, utility models, trademarks, database rights, rights in designs, copyrights (whether or not any of these are registered or capable of being registered) and including all applications and the right to apply for registered protection of the foregoing and all rights in Information, and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world, in each case for their full term and together with any renewals or extensions;

“Joint Steering Committee”	has the meaning set forth in Clause 4.7;

“Minimum Volumes”	the minimum number of Batches that must be ordered per Calendar Year by Customer as stipulated in Clause 5.3.5;

“Non-Fault Delays”	has the meaning set forth in Clause 4.1;

“Person(s)”	any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein;

“Process”	the method for manufacture, harvesting and purification of the Product as defined in Customer approved manufacture batch records;

“Product”	Customer’s biologic product which is a recombinant human anti-human insulin-like growth factor-l receptor monoclonal antibody, known as teprotumumab;

“Project Manager”	has the meaning set forth in Clause 4.7;

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“Project Team”	has the meaning set forth in Clause 4.8;

“Raw Materials”	media, resins, catalysts, solvents, filters, membranes, disposable analytical test kits, disposable bags, and other items consumed for the manufacture of Products in accordance with this Agreement;

“Recall”	any action to withdraw from supply or distribution or to recover title to or possession of quantities of Product sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Product from the market or correction) or the detention or destruction of any Product by any Regulatory Authorities;

“Regulatory Authority”	any regulatory authority involved in regulating any aspect of the conduct, development, manufacture, market approval, sale, distribution, packaging or use of the Services or the Deliverables, including, without limitation, the FDA and the EMA. “Regulatory Authority” also includes any non-governmental group licensed by an entity described in the preceding sentence to perform inspections, audits and/or reviews.

“Regulatory Obligations”	those laws and regulatory requirements in [***] and any other jurisdiction agreed in writing by the Parties in accordance with Section 2.1.3, in each case applicable to the manufacture of cGMP Product for human use;

“Second Source”	any Third Party that is able to supply or procure the supply of Product or a product that is similar or equivalent to the Product;

“Semi-Binding Order”	has the meaning set forth in Clause 5.3.3;

“Services”	the manufacturing services to be conducted by AGC as described in this Agreement and the Commercial Quality Agreement;

“Shipping Guidelines”	the storage and transport guidelines for the Product that are determined by mutual written agreement of the Parties;

“Slot”	the period of time AGC’s cGMP manufacturing suite is reserved in preparation for and the manufacture of a Batch;

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“Specification”	the specification for the Product as defined in Appendix One or as may otherwise be agreed between the Parties in writing or modified in accordance with Clause 4.5. The Specification includes (i) specifications for BDS and Raw Materials, (ii) manufacturing, testing and packaging instructions and specifications for Product in accordance with the Process, (iii) storage and shipping requirements, and (iv) any other technical information necessary to manufacture a Batch;

“Standard Operating Procedures” or “SOPs”	the standard operating procedures of AGC which define AGC’s methods of performing activities applicable to the Services;

“Storage Cost”	has the meaning set forth in Clause 7.7;

“Supply Failure”

AGC’s failure, during any consecutive [***] month period, to Deliver at least the percentage set forth below (the “Designated Percentage”) of the quantities of Conforming Product specified in Purchase Orders that have been submitted by Customer in accordance with its firm Forecast in accordance with the Delivery Date. Notwithstanding the foregoing, [***].

The Designated Percentage shall be: (a) where the Firm Order is [***], and (b) where the Firm Order is [***].

“Term”	has the meaning set forth in Clause 14.1;

“Testing Laboratories”	any Third Party approved in writing by Customer and instructed by AGC to carry out tests on the Cell Line, Customer Materials, BDS or Product pursuant to the performance or conformance of the Services with a Specification;

“Timeline”	collectively and individually, the timeline for AGC’s manufacture and Delivery of Product in accordance with the Forecast and each Delivery Date, and as may be amended in accordance with Clause 4.2 and 4.3; and

“Third Party”	means a Person other than the Parties and their respective Affiliates.

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1.2	Additional Definitions. Each of the following definitions is set forth in the clause of this Agreement indicated below:

Definition:	Clause:
Background Technology	11.1
Binding Order	5.8
AGC IPR	11.4
Customer Agreement IPR	11.3
Customer-Specific Infringement	9.2.4
Joint IPR	11.5
Lower Limit	4.6
Indemnitee	12.3
Indemnitor	12.3.1
Producer Price Index	7.2
Purchase Order	5.6
Representatives	4.8
Reserve Payment	7.1
Target Yield	4.6
Yield	4.6

1.3	In this Agreement (except where the context otherwise requires):

1.3.1

any reference to a recital, clause or appendix is to the relevant recital, clause or appendix of or to this Agreement and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the clause or appendix in which it appears;

1.3.2	the table of contents and clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

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1.3.3	use of the singular includes the plural and vice versa and use of any gender includes the other genders;

1.3.4

a reference to a “Party” is a reference to a party to this Agreement and a reference to a “Party” includes a reference to that Party’s successors in title, permitted assignees and transferees (if any);

1.3.5	“will”, “shall” and “must” are synonyms;

1.3.6	“or” is used in the conjunctive (i.e., as “and/or”);

1.3.7	“days”, if not otherwise specified, means Calendar Days;

1.3.8	a reference to “writing” does not include email; and

1.3.9

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.4	The Appendices form an integral part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Appendices hereto.

1.5

Where there is any inconsistency between the Appendices and the main body of this Agreement, the conflicting terms of the main body of this Agreement shall, unless expressly specified to the contrary, prevail.

2.	MANUFACTURING SUPPLY AND APPLICABLE STANDARDS

2.1	During the Term:

2.1.1 AGC shall use [***] to manufacture Product in the quantity of Batches that are the subject of a Firm Order pursuant to the forecast mechanism set out in Clause 5 and in accordance with the terms and requirements set out in this Agreement. Customer shall purchase from AGC the Product in the quantity of Batches in accordance with the terms of this Agreement.

2.1.2 Notwithstanding the foregoing, and without reference to [***], AGC will manufacture and supply the Product hereunder in accordance with the Specification, cGMP and the Regulatory Obligations.

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2.1.3

If Customer wishes to extend the scope of the Regulatory Obligations to cover jurisdictions beyond [***], the Parties will discuss in good faith an amendment to this Agreement to do so. If the Parties do not execute such an amendment on mutually agreeable terms within [***] days of Customer’s written request to do so, then Customer will have the right to have its requirements of BDS and Product solely for such jurisdiction manufactured by a Third Party, or to do so itself or through an Affiliate, notwithstanding any other provision of this Agreement.

2.2	Where applicable, AGC will comply with the obligatory requirements stipulated in the International Conference on Harmonisation guidelines on quality.

2.3

AGC and Customer’s Affiliate Horizon Pharma Tepro, Inc. (“Horizon Tepro”) have entered into that certain quality agreement dated October 10, 2017. Promptly following the Effective Date, but in any event within [***] days following the Effective Date unless mutually extended by the Parties, AGC and Horizon Tepro shall execute an amendment to such quality agreement in order to assign such quality agreement from Horizon Tepro to Customer and to address the manufacture of Product under this Agreement. Upon the execution of such amendment, such quality agreement shall be deemed to be the Commercial Quality Agreement. AGC will comply with quality standards as agreed to in the Commercial Quality Agreement. Any material breach of the Commercial Quality Agreement related to a quality matter will be deemed to be a material breach of this Agreement.

2.4

AGC shall retain and store samples of all cGMP Product released by AGC’s quality department with a Certificate of Analysis under this Agreement for such period as may be required by applicable Regulatory Obligations, which in the absence of a definitive time period shall be [***] years from the date of release or Delivery. If the Parties agree, AGC shall retain such samples for a longer period at the Customer’s cost. AGC will notify Customer in writing before disposing of any such samples and Customer will have the right to have such samples delivered to Customer or its designee at Customer’s expense.

Third Party Testing Laboratories

2.5	AGC may subcontract

2.5.1

to its Affiliates, any part of the Services (provided that the Affiliates may not further subcontract those parts of the Services), with the prior written consent of Customer (such consent not to be unreasonably withheld, delayed or conditioned);

2.5.2	to Testing Laboratories which the Customer has approved in writing, Services identified in the applicable Appendix as Services which AGC may subcontract to such Testing Laboratory(ies);

2.5.3	to any other Third Party, any part(s) of the Services with the prior written consent of Customer (such consent not to be unreasonably withheld, delayed or conditioned).

AGC shall remain directly and fully responsible to Customer for the activities of the Person to which it subcontracts any of the Services.

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Totality of Services

2.6

The Services described in this Agreement, subject to any written agreement or amendment to the contrary, are the only services to be performed by AGC hereunder. Due to the nature of the Services, changes to the Services may be necessary. Customer acknowledges this potential necessity and recognizes that any changes to Services may change the price for such Services.

2.7

If additional Services or a change to the Services is necessary, then the Parties shall promptly meet in good faith to negotiate with respect to any such changes as may be necessary. Any such changes do not become effective until set forth in an amendment to this Agreement or other written agreement signed by an authorized representative of each Party.

3.	CUSTOMER MATERIALS; AGC MATERIALS

3.1

All Raw Materials purchased by AGC for the Services will be the property of the Customer and deemed Customer Materials. Customer hereby grants to AGC a security interest in all Raw Materials to secure the payment of any and all amounts due to AGC therefor.

3.2

AGC will test, use, handle, store, transport, package and dispose of all Customer Materials in accordance with all applicable laws and regulations, the applicable Materials Safety Data Sheet, the Commercial Quality Agreement, master Batch record and other applicable documentation, its applicable standard operating procedures (including, without limitation those relating to cleaning and sterilization) and industry standards applicable to the contract manufacture of biologics. AGC shall qualify, oversee and audit its suppliers of the Customer Materials and the AGC Materials in accordance with applicable cGMP requirements. The Parties agree to jointly work together to perform risk management analyses of vendors of the Customer Materials and Raw Materials, which shall include an assessment of the risks of interruption of supply from each such vendor over the [***] year period covered by the Binding Orders. If either Party determines that there is a reasonable likelihood that there may be an interruption in supply from any such vendor or with respect to any Customer Material or Raw Material it shall notify the Customer in writing and the Parties shall discuss in good faith risk mitigation strategies, which may include the payment by Customer of a reasonable stocking fee for the materials at issue.

3.3	As between the Parties, AGC shall be solely responsible for the procurement and performance of the AGC Materials.

3.4

If, following the Effective Date, the Parties through the change control procedures set forth in the Commercial Quality Agreement agree to changes in the Customer Materials (whether initiated by Customer or required by a Regulatory Authority), and [***].

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4.	TIMELINE, SPECIFICATION AND PROJECT MANAGEMENT

Timeline

4.1

AGC shall use its [***] to maintain the Timeline for each Batch. Notwithstanding that obligation, the Parties acknowledge and agree that the Timeline for a Batch may be varied as agreed by AGC and Customer in writing in order to accommodate delays or changes caused by or contributed to by (i) actions or omissions of the Customer (or its agents); and/or (ii) additional activities added to the Services; and/or (iii) force majeure events or other circumstances beyond AGC’s reasonable control (“Non-Fault Delays”).

4.2

In the event of any Non-Fault Delays described in Clause 4.1(i) or (ii), AGC shall update the Timeline for the applicable Batches as agreed in writing with the Customer and shall endeavor in good faith to keep the revised Timeline as close as possible to the Timeline in its form as it existed immediately prior to the Non-Fault Delays.

4.3

Notwithstanding Clause 18.4, the Timeline (for one or more Batches, or prospectively for all future Batches) may be amended by agreement between AGC and Customer provided that the revised Timeline is set out and agreed in writing by the Project Team.

4.4

Where the Timeline has been amended in accordance with this Clause 4, it shall be automatically binding upon the Parties. AGC shall keep Customer updated as to its conformance with the Timeline for Batches then in production on a reasonable frequency. Customer may at any time on a reasonable basis request an update on performance of the Services against the current Timeline.

Specification & Quantities

4.5

The Parties agree that the Specification may be modified and updated by the Parties if agreed to by the Project Team in writing and signed by an authorized representative of each Party. Each Party shall consider any proposed modifications to the Specification, including those that may be requested by a Regulatory Authority, in good faith. For the avoidance of doubt, where the Parties cannot agree to modify, amend or update the Specification, the previous Specification as agreed to by the Parties shall apply.

4.6	For clarity the Parties acknowledge that all quantities of BDS derived from a Batch [***]. Notwithstanding the foregoing, [***]

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[***].

Project Manager, Joint Steering Committee and Project Team

4.7

Each Party shall, within [***] days of the Effective Date, appoint an individual as a project leader (“Project Manager”) who shall be responsible for leading and coordinating the day to day operation of the Services. In addition, within [***] days of the Effective Date, each Party shall select two of their senior technical staff, one of whom (for each Party) may be a Project Manager, to form the steering committee who shall have responsibility for providing leadership and strategic oversight of the Services governed by this Agreement (“Joint Steering Committee”).

4.8

Separate from the Joint Steering Committee, the Parties shall form the “Project Team” that will be responsible for the day to day performance of the Services including planning, executing and discussing issues regarding the Forecasts, the Timeline, the Services and communicating between the Parties. Any disputes or issues that cannot be readily resolved by the Project Team shall be referred to the Joint Steering Committee for resolution. Each Party shall notify the other in writing of its representatives to the Project Team (“Representatives”), as may be changed from time to time.

4.9

Each Party’s Project Manager shall, subject to the oversight of the Joint Steering Committee, (i) manage the relationship between the Parties, (ii) oversee the performance of the Services and the activities of the Project Team, (iii) undertake actions delegated to them by the Joint Steering Committee and (iv) be the principal point of contact for the Services. The Project Managers shall meet upon reasonable request either in person or by telephone or video conference and each Party shall bear its own costs for attending such meetings.

4.10

The Joint Steering Committee shall be responsible for (i) making decisions regarding issues outside the scope of the Project Team or Project Managers directly relating to the manufacture and supply of Product hereunder, (ii) reviewing the decisions of the Project Team and/or Project Managers, (iii) providing a forum for the Parties to exchange information and coordinate their respective activities regarding the Services, (iv) providing a forum to discuss any technical difficulties or changes to Services or Batch Price triggered by a change to the Services or in accordance with Clause 7.3 as well as attempting in good faith to resolve any disputes or disagreements within the scope of its authority before escalation to the dispute resolution provided for in Clause 17, and (v) ensure that intent of this Agreement is maintained throughout the Term The Joint Steering Committee shall meet on a reasonably regular basis during the Term.

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4.11

At regular intervals the Representatives shall schedule Project Team meetings for the purpose of overcoming any issues with Forecasts, delivery of Product or the performance of all other aspects of the Services and providing an initial forum for discussing and resolving any difficulties or hurdles encountered in the performance of the Services. Such meetings shall be conducted by telephone conference or, if necessary, by face-to-face meetings at an agreed frequency unless particular difficulties arise which dictate the need for more frequent meetings. Each Party shall be responsible for their own costs in attending and conducting the Project Team meetings.

4.12

Should either Party become aware or conclude that it is reasonably likely that AGC will be unable to meet the Timeline or Delivery Dates for one or more Batches of Product in accordance with Firm Orders resulting in a halting or delay in the manufacture of the Product, then it shall promptly notify the other Party. AGC shall as soon as reasonably practicable notify Customer of the circumstances of such delay and explain what efforts AGC is taking to address such delay, and the Parties shall discuss in good faith through the Project Team what steps may be taken to mitigate such delay.

4.13

Any decision by the Project Team, the Project Managers or Joint Steering Committee which has the effect of amending the Services in any way must, before it becomes binding, be recorded in writing and signed by both Parties in accordance with Clause 18.4.

4.14	In any decision to be made by the Project Team, the Project Managers or the Joint Steering Committee, each Party shall have one vote, irrespective of the number of its representatives participating.

4.15

The Project Team, Project Managers and Joint Steering Committee shall have no authority to amend this Agreement, determine compliance with any provision of this Agreement, or waive any right or obligation under this Agreement.

5.	FORECASTS, ORDERS, MANUFACTURING CAPACITY AND FAILURE TO SUPPLY

Forecasts

5.1

Commencing on the Effective Date, and thereafter at the beginning of each subsequent Calendar Quarter, Customer shall, subject to the provisions of this clause, deliver to AGC a rolling [***] month forecast of Customer’s requirements for Product for the following [***] months (“Forecast”), subject to Clause 2.1.3.

5.2

Each Forecast shall set out the number of Batches of Product required by Customer during each Calendar Quarter covered by the Forecast together with the requested delivery dates for Product in each Calendar Quarter covered by the Forecast. In preparing a Forecast Customer shall:

5.2.1	Attempt to aggregate the number of Batches required throughout the period covered by the Forecast into contiguous Campaigns; and

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5.2.2	shall use reasonable efforts to provide a Forecast that accurately reflects its good faith anticipated requirements for the period covered by the Forecast, subject to Clause 2.1.3.

5.3	In respect of each Forecast:

5.3.1	the first [***] Calendar Quarter periods covered by the Forecast shall be a definitive and binding order on Customer (a “Firm Order”);

5.3.2	the [***] Calendar Quarter periods covered by the Forecast shall be [***]% binding on Customer;

5.3.3	the [***] Calendar Quarter periods covered by the Forecast shall be [***]% binding on Customer (the order referred to in Clause 5.3.2 and this Clause 5.3.3, a “Semi Binding Order”);

5.3.4	the [***] Calendar Quarter periods covered by the Forecast shall not be binding on Customer; and serves only as information to AGC for capacity planning purposes.

5.3.5

Until the [***], Customer shall order at a minimum [***] Batches per Calendar Year. Thereafter, Customer shall order a minimum of [***] Batches per Calendar Year. Such batches may be ordered as a campaigns or as single Batches. This minimum may be increased or decreased (but never below [***] Batches following the [***]) from time to time by written agreement of the Parties. Once a [***]L Batch has been [***], the Parties shall engage in good faith discussions and agree upon a reasonable new minimum. The Parties understand and agree that Customer is liable for the Minimum Volume of Batches required to be ordered for each Calendar Year during the Term of this Agreement at the then-current Batch Price, subject to Clauses 5.8 and 6.16. Notwithstanding the foregoing, the Parties agree that the Minimum Volume for [***] shall be satisfied by the [***] Batches that Customer ordered for Delivery during [***] under the Development and Manufacturing Services Agreement dated as of June 10, 2015 (the “MSA”). Such [***] Batches shall be paid for in accordance with the MSA and the applicable Work Statement(s) (as defined therein), notwithstanding Appendix Two.

AGC shall reserve a minimum of [***] Slots per Calendar Year for Customer, but Customer shall be entitled to reserve additional slots that AGC may have available or upon [***] months’ written notice. The Parties shall discuss in good faith increasing such minimum reservation as needed.

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5.4

The Forecasts are intended to provide AGC with clarity as to the Customer’s requirements for Product. Forecasts shall be provided by Customer on a rolling quarterly basis as provided above and each subsequent Forecast shall reflect the previous relevant Forecasts provided by Customer such that:

5.4.1

the quantity of Product set out in the [***] Calendar Quarter of the immediately preceding Forecast shall, in the next Forecast, become the [***] Calendar Quarters of the Firm Order without any variation (other than with AGC’s prior written consent);

5.4.2

the quantity of Product set out in the [***] Calendar Quarter of the immediately preceding Forecast shall, in the next Forecast, become the [***] Calendar Quarter in the next Forecast and a Firm Order but may be varied by Customer by a maximum of [***]% in whole Batches or [***] Batch, whichever is the greater;

5.4.3

the quantity of Product set out in the [***] Calendar Quarter of the immediately preceding Forecast shall, in the next Forecast, become the [***] Calendar Quarters and Semi Binding Orders and may be varied by a maximum of [***]% in whole Batches or [***] Batches whichever is the greater; and

5.4.4	Customer shall provide a new projection for the [***] Calendar Quarters in accordance with the principles set out in Clause 5.3.

5.5	If Customer fails to submit a Forecast in accordance with the preceding provisions of this Clause 5, then a Forecast shall automatically be deemed to be served under this clause by Customer where:

5.5.1	the first [***] Calendar Quarters of such new Forecast shall be identical to the [***] Calendar Quarters of the immediately preceding Forecast; and

5.5.2	the [***] Calendar Quarter of the new Forecast shall be identical in terms of the quantity of Batches identified in the [***] Calendar Quarter of the immediately preceding Forecast; and

5.5.3

the preferred delivery dates for the [***] Calendar Quarter of the new deemed Forecast shall be the preferred delivery dates set out for the [***] Calendar Quarter of the immediately preceding Forecast, with each extended by a [***] month period.

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Orders

5.6

Customer shall provide a written or electronic purchase orders (each, a “Purchase Order”) for each Firm Order in conformance with the relevant Forecast within [***] days of the updated Forecast. Each Purchase Order shall include a requested [***], which may be changed by AGC +/- by [***] days. AGC shall provide written confirmation of such [***] to Customer within [***] days of receipt of the Purchase Order, and such confirmed [***] +/- [***] days shall thereafter be the Delivery Date. Each Purchase Order shall be in a form reasonably acceptable to AGC and Customer. No terms contained in any Purchase Order, order acknowledgment or similar document shall be construed to amend or modify the terms of this Agreement and in the event of any conflict, this Agreement shall prevail and control, unless the Parties otherwise expressly agree in writing by making reference to both this Agreement and the alternative terms.

5.7

Notwithstanding the limits on ordering under a Forecast, AGC may, in response to Customer’s written request, elect to manufacture additional Batches of Product in a Calendar Quarter beyond the quantity allocated in a Firm Order for that same Calendar Quarter (“Exceptional Batches”). AGC’s obligation to manufacture Exceptional Batches shall only arise upon AGC’s written acceptance whereby the Exceptional Batches accepted by AGC shall be deemed part of the Firm Order(s) for the relevant Calendar Quarter(s). AGC shall use [***] to accept Customer’s orders for Exceptional Batches.

5.8

All quantities of Batches that are the subject of a Firm Order or the binding portion of a Semi-Binding Order (collectively, a “Binding Order”) shall be binding upon Customer and may not be delayed or cancelled by Customer, except pursuant to Clause 5.12.

5.8.1

Should Customer [***], then Customer shall [***], provided that commencing as of [***]. AGC shall be entitled to invoice in [***], and Customer shall pay such invoice in accordance with the provisions of Clause 7.

5.8.2

Should Customer [***], then Customer shall [***], provided that commencing as of [***]. AGC shall be entitled to invoice [***], and Customer shall pay such invoice in accordance with the provisions of Clause 7.

5.8.3	Customer’s payments under this Section 5.8 shall be AGC’s sole remedy for any cancellation of any portion of a Binding Order.

5.9	AGC shall be obliged to manufacture the quantity of Batches identified in a Binding Order and shall use its [***] to meet the Timeline for Delivery of those Batches in accordance with Clause 2.1.

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5.10

AGC shall use the Forecasts to plan for and, as appropriate, reserve Slots in its cGMP manufacturing suite for those Batches to be manufactured under a Binding Order to meet the applicable Delivery Dates according to the then-current Timeline. Upon the reasonable request of AGC, the Parties shall cooperate to seek an agreement in good faith to vary or amend any part of a Forecast (including the Firm Orders, Semi Binding Orders, Timeline and Delivery Date) to accommodate lead times.

5.11

Where the Timeline for one or more Batches is amended and such amendment effects the scheduled Slot(s) for those Batches which are the subject of a Binding Order, AGC shall update its manufacturing schedule and reserve a new Slot for each affected Batch which, subject to reserved slots under AGC’s existing manufacturing schedule for its whole facility, shall be reserved as near in time to the existing vacated Slots as AGC’s then current schedule will permit.

Supply Failure

5.12	If a Supply Failure occurs, the following shall apply, without limiting Customer’s other rights under this Agreement:

5.12.1

provided that such Supply Failure is not due to AGC’s negligence, willful misconduct or breach of this Agreement, AGC and Customer shall work collaboratively to discuss and find ways to promptly overcome the Supply Failure and re-establish supply of Product as soon as practicable;

5.12.2

Customer shall have the right to cancel any unfilled Purchase Orders and to engage another manufacturer for its BDS and Product requirements. Customer will be entitled to a technology transfer to a Second Source in accordance with Clause 15.

5.12.3

Customer shall have the right to use its Second Source to manufacture all or part of its requirements, and will not be subject to the limit set forth in Clause 5.14 while a Supply Failure is ongoing. The number of Batches manufactured by such Second Source shall commensurately reduce the Minimum Volume for the current and subsequent Calendar Years. A Supply Failure shall be deemed to be ongoing until such time as AGC can demonstrate to Customer’s reasonable satisfaction that AGC will be able to manufacture and Deliver Conforming Product in accordance with the then-current Timeline.

5.12.4

If a Supply Failure results from AGC’s negligence, intentional misconduct or breach of this Agreement or the Commercial Quality Agreement [***], then Customer shall not be liable for any portion of any Binding Order which AGC could not deliver, the Minimum Volume commitment shall not apply and AGC shall promptly reimburse Customer for any advance amounts paid by Customer in connection with such Batches. If a Supply Failure results from Customer’s negligence, intentional misconduct or breach of this Agreement or the Commercial

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Quality Agreement [***] (and is not attributable to any failure to comply with cGMP by AGC), then Customer shall be liable for any portion of any Binding Order which AGC could not deliver due to such Supply Failure (provided that any cancelled Batches shall be subject to Clause 5.8) and the Minimum Volume commitment shall continue to apply. If a Supply Failure does not result from either Party’s negligence, intentional misconduct or breach or this Agreement or the Commercial Quality Agreement, and [***], or either Party disputes in good faith the cause of the Supply Failure, then the Parties shall negotiate in good faith an equitable allocation of costs for the Batches affected by such Supply Failure, including any Purchase Orders cancelled by Customer in accordance with Section 5.12.2.

5.12.5

AGC shall use reasonable efforts to sell to another customer capacity not previously reserved by that other customer at the time of the Supply Failure, filling any Slot that would have been used by Customer had the Supply Failure not occurred. If AGC fills such Slot, then AGC shall reduce Customer’s liability for such Slot by a sum equal to the fee paid or owed by the other customer.

5.12.6

If and when AGC is able to demonstrate to Customer’s reasonable satisfaction that it can resume supply after a Supply Failure, Customer shall resume manufacturing with AGC and cease its own or third party manufacturing of Product to meet Minimum Volumes, subject to Customer’s rights under Clause 5.14.

5.13

AGC will not be deemed to be in breach of the Agreement solely because of the occurrence of a Supply Failure, provided that AGC is not in material breach of any other provision of the Agreement and is continuing to use [***] to remedy the Supply Failure. Notwithstanding the foregoing, if AGC is unable to remedy a Supply Failure within [***] months following the commencement of such Supply Failure despite using [***], then either Party shall have the right to terminate this Agreement upon [***] days prior notice.

Second Source

5.14

Customer shall have the right, at any time during the Term, to establish a Second Source in order to ensure consistency of Product supply, provided that in no event shall AGC supply less than [***]% of Customer’s requirements for BDS except as provided in Clauses 2.1.3 and 5.12. AGC shall provide a technology transfer to such Second Source and Customer will be entitled to a technology transfer to a Second Source in accordance with Clause 15.

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6.	PACKAGING, DELIVERY, STORAGE AND EXAMINATION

Packaging

6.1

All Cell Lines, Product and perishable Deliverables to be Delivered shall be packaged by AGC in accordance with its applicable packaging SOPs and Regulatory Obligations. AGC will accommodate reasonable Customer specific packaging requests.

Delivery

6.2

AGC shall provide Customer with advance notice of each anticipated date of Delivery and, in any event, shall provide at least [***] Business Days advance notice of each date AGC is to Deliver Product to Customer or Customer’s shipping company.

6.3

Except as set out in Clause 6.5 or in the Specifications, the Product that AGC manufactures pursuant to this Agreement shall be [***]. The Product will be deemed to have been delivered upon the date Product is [***] (“Deliver”, “Delivery” or “Delivered”). Collection may be arranged at any time during normal business hours on Business Days or such other time as may be agreed by the Parties.

6.4	[***] shall not be responsible for or have an obligation to [***] pursuant to this Agreement.

6.5

AGC shall deliver data, results, Batch records, CoA, CoC, IPC (in-process control) and IPM (in-process monitoring) data in form of electronic files (e.g. excel files), and Drug History Records to Customer or its designee by mail or electronic mail.

Release For Further Processing

6.6

Subject to Regulatory Obligations and cGMP, Customer may, by written notice, request that AGC Deliver Product to Customer prior to AGC issuing a Certificate of Analysis for such Product (“Release For Further Processing”). Any Product that is the subject of Release For Further Processing shall, until the applicable Certificate of Analysis is issued by AGC:

6.6.1	not be administered to any human;

6.6.2	be handled by Customer with reasonable care and attention and treated with caution as if it were an unknown substance;

6.6.3

be accepted at Customer’s sole risk and liability and AGC shall not be liable for any loss or damage caused by Product which is the subject of Release For Further Processing other than for death or personal injury caused by AGC’s negligence, gross negligence or intentional misconduct.

Title and Risk

6.7	Title and risk in the Deliverables shall pass to Customer on Delivery.

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Storage and Transport

6.8

Where Customer elects to have a shipping company or other agent (“Shipping Company”) collect and transport the Product upon Delivery, Customer shall, prior to the collection of the Product, inform AGC of its designated Shipping Company. Customer shall coordinate with such Shipping Company for the shipment of the Product and AGC shall not be responsible for any shipping costs of the Shipping Company.

6.9

If Customer or Customer’s Shipping Company is unable to collect a Product scheduled to be picked up at the time of Delivery, AGC shall, upon the Customer’s request, store at its facility any such Product for a period of [***] Business Days after Delivery on behalf of Customer (the “Initial Storage Period”). Storage of Product at AGC’s premises after the Initial Storage Period shall be at Customer’s sole risk and liability except that AGC shall be responsible for damage to such Product to the extent any damage is caused during such storage by an act of AGC’s [***]. If Product has not been collected by Customer or Customer’s Shipping Company by the end of the Initial Storage Period, AGC shall notify Customer in writing of the outstanding collection. AGC shall be entitled, commencing [***] Business Days after Customer’s receipt of such notice, to charge Customer $[***] per week per Batch for the continued storage of such Deliverable, unless the Parties have previously negotiated for longer term storage.

6.10

Customer may, prior to Delivery, request that AGC arranges for storage of Product prior to the Product being transported to a location specified by Customer (“Alternative Site”) subsequent to its Delivery. Where AGC agrees to such a request:

6.10.1	Customer shall provide AGC with [***] the Alternative Site;

6.10.2	storage organized by AGC shall be at AGC’s sole cost, risk and liability; and

6.10.3	AGC shall, in the Customer’s name and at the Customer’s cost, insure the Product until such time as they are transported to the Alternative Site.

6.11

If Customer shall or intends to examine or test the Product and wishes to reserve its right to make a claim against AGC under this Article 6 in respect of a Defect in such Product, Customer undertakes to ensure that such Product since collection from AGC’s Facility or transport to the Alternative Site has been stored and transported in accordance with the applicable Shipping Guidelines. Failure by Customer to comply with such Shipping Guidelines in a manner that could reasonably cause or contribute the occurrence of such Defect before or after serving a Defect Notice (as defined below) will invalidate Customer’s right to make any claim under this Agreement in respect of such Product.

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Examination of Deliverables for Defects etc.

6.12

Following their Delivery, Customer shall promptly examine and test the Deliverables for any defect or non-conformity, including in the case of Product or BDS non-conformity with the Specifications and cGMP standards which Deliverables are specified to meet (a “Defect”, with such Product or BDS being “Defective”). Where any alleged Defect is identified, Customer shall notify AGC by written notice (“Defect Notice”) (a) within [***] Business Days of Customer’s or its agent’s receipt of the Deliverables, other than for Latent Defects, and (b) within [***] Business Days of becoming aware of a Latent Defect. A “Latent Defect” means a Defect that cannot be reasonably detected by the testing procedures used by Customer. AGC will have no liability for a Latent Defect unless [***].

6.13

A Defect Notice must identify (i) the Deliverable and, in the case of Product, the Batch from which the Product was derived, (ii) the date(s) of Delivery and collection (or where the Deliverables are transported to the Alternative Site, the date received at the Alternative Site), (iii) reasonable detail, including test results, of the Defect, (iv) where applicable, disclosure of the methodology of all analytical tests performed on the Deliverables and the results of those tests, (v) confirmation that the Deliverables have been stored and transported in accordance with the applicable Shipping Guidelines and (vi) where the Customer asserts that the Defect is due to AGC, the reasons why the Customer makes that assertion. If a Defect in any Deliverable is not notified to AGC in accordance with the provisions and time limits stipulated in Clauses 6.12, the Deliverable shall be deemed accepted and free of Defects and, Customer shall have no further remedy against AGC in respect of that Deliverable under this Clause 6. For clarity, nothing in this Clause 6.13 shall affect AGC’s indemnification obligations under Clause 12.

6.14

Upon receipt of the Defect Notice, AGC shall promptly investigate whether or not the Defect is due to AGC’s negligence or failure to comply with its obligations hereunder and shall report to Customer within [***] Calendar Days of receipt of the Deliverables whether it accepts responsibility for the Defect in full, in part or not.

6.15

If there is a dispute regarding whether or not a Deliverable is Defective (“Disputed Deliverable”), then (a) personnel from both Parties will directly communicate to determine the Parties’ respective methods of analysis are the same and are being executed in the same manner, and to attempt to determine whether any non-compliance may have been caused during the shipment of the Deliverable from AGC’s Facility, and (b) carefully controlled and split samples as agreed should be sent from one site to another for testing in an attempt to reach agreement (which may involve Customer sending a representative and a sample of the Disputed Deliverable to AGC, and the Parties conducting jointly agreed upon tests on the Customer sample of the Disputed Deliverable and a sample of the Disputed Deliverable retained by AGC). The Parties will use good faith efforts for a period of [***] days after completing such tests to resolve whether the Disputed Deliverable is Defective due to AGC’s failure to manufacture in accordance with this Agreement. In the event the Parties cannot resolve their dispute in the manner described, a mutually agreed-upon independent laboratory shall be engaged to test the Disputed Deliverable. The costs of such independent laboratory

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shall initially be borne by the Parties equally; provided, however, the Party that is determined by such laboratory to be incorrect in the dispute shall be responsible for all such reasonable out of pocket costs in engaging such laboratory and shall reimburse the correct Party for its share of such reasonable costs incurred. The decision of such independent laboratory shall be in writing and shall be binding on both AGC and Customer. With respect to all Product that Customer properly rejects, Customer shall destroy all remaining unused Product as soon as possible after AGC’s request. In no event may Customer use any of the rejected Product for any human clinical testing or trials after it becomes aware of the basis for such rejection (and Customer shall indemnify AGC for all liabilities, costs and damages incurred by AGC resulting from Customer’s breach of this limitation on use in accordance with Clause 12).

Consequences of Defective Product

6.16

If Customer can demonstrate or if the independent laboratory pursuant to Clause 6.15 determines that the Defect is not the result of any wrongful action or inaction by Customer or a Customer-Provided Materials (or, if attributable to the Customer-Provided Materials, is the result of any failure to comply with cGMP by AGC) or any Third Party (other than a contractor or agent of AGC performing Services), then AGC shall replace the Defective Deliverables. AGC shall use its [***] to commence the manufacture of such Defective Deliverables within [***] days after AGC accepts fault or is determined to be at fault pursuant to Clause 6.15, [***]. In the event AGC cannot commence the manufacture of a replacement single Batch within such [***] days period or within [***] days after the end of a campaign if the Defective Batch was part of a campaign, [***]. Any amounts paid by Customer hereunder for such Defective Deliverables shall be credited to future amounts due to AGC hereunder, and any residual amounts existing at the time of termination of this Agreement shall be subject to Clause 14.4.

6.17	The remedies and obligations under Clause 6.16 shall be Customer’s sole remedy for Defective Deliverables, subject to Clause 12.2 (Indemnity of Customer).

7.	BATCH PRICE, PAYMENT TERMS AND MILESTONE PAYMENTS

Reserve Payment and Batch Price

7.1

Customer shall make an initial payment of [***] Euros [***] and a further payment of [***] Euros [***] (collectively, the “Reserve Payment”). Following approval of the BLA for the Product, AGC shall, at Customer’s election, reimburse the Reserve Payment or offset the Reserve Payment against future Batches. Additional payment for Batches will be due as described in Appendix Two. The Batch Price in

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Appendix Two is stated in Euros and is exclusive of all taxes, duties, or other fees of whatever nature imposed by or under the authority of any state, government or public authority (other than taxes on AGC’s income), or any external costs, Raw Materials or shipping and associated costs that AGC incurs to provide the Services, which Customer agrees to pay in addition to the Batch Price.

7.2

The Batch Price stated in Appendix Two may increase on an annual basis on the anniversary of the Effective Date, commencing in [***], in accordance with the Producer Price Index that is applicable on the date of such anniversary of the Effective Date. The “Producer Price Index” means the Producer Price Index published by the Bureau of Labor Statistics (or if such index is discontinued, the successor index or, if none, such other similar index mutually agreed upon by the Parties).

7.3	If there are any material and unforeseen changes in cGMP or manufacturing regulations promulgated pursuant to enabling legislation under a statute that:

7.3.1	are specific to the Product and not of general requirement for biologics contract manufacturing services; or

7.3.2	which result in the financial returns under this Agreement being substantially affected to AGC’s detriment other than by the acts or omissions of AGC,

then the Parties shall negotiate in good faith a way to continue the Services to comply with such changes and/or address the financial detriment.

Invoicing & Payment Terms

7.4	All invoices will be in Euros and Customer agrees to pay all sums due hereunder in Euros.

7.5	AGC will issue invoices in accordance with the provisions of Appendix Two.

7.6	All invoices shall be paid by wire transfer to the following account:

ACCOUNT DETAILS:

[***]

SWIFT:

[***]

Bank accounts details:

[***]

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[***]

Unless expressly stated on an invoice to the contrary, all invoices are issued net and if not disputed in good faith in writing before the due date, will be paid in full without any deductions, deferment or set off (except as expressly permitted herein) by Customer within [***] or such other address as Horizon may provide in writing pursuant to Clause 18.11. If Customer disputes an invoice, Customer shall notify AGC in writing of the dispute before the due date of the invoice, which notice must include a detailed description of the dispute and, if applicable, the relevant contract provisions. The Parties shall use reasonable efforts to resolve the dispute as quickly as possible. If the dispute is not resolved within [***] days after the date of Customer’s notice, the CEOs or designated persons of at least vice president level of the Parties shall meet and attempt in good faith to resolve the dispute. If the dispute remains unresolved [***] days after such individuals undertake to resolve such dispute, then Customer shall, on written request of AGC, pay the disputed portion to a mutually acceptable escrow agent to be held pending resolution of the dispute.

7.7

Customer shall pay to AGC, in addition to the Batch Price and the charges for the Raw Materials, a sum in respect of AGC’s storage of Raw Materials purchased by AGC for the Services as set forth in Appendix Two (“Storage Cost”). AGC shall invoice Customer on a [***] basis for the Storage Cost incurred during the Services.

7.8	Raw Materials and shipping costs for all Services will be invoiced to Customer as set forth in Appendix Two.

Late Payments

7.9

If the portion of an undisputed invoice is not settled by Customer in full in accordance with this Agreement and after providing the Customer with [***] days prior written notice to settle such undisputed portion of an invoice following the due date therefor, AGC may, at its discretion:

7.9.1	charge Customer, which Customer will pay, interest at a rate of [***]% per month on the sums overdue on a compounded basis until payment is received in full and/or;

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7.9.2

until the portion of the invoice is received in full, suspend the performance of the Services, provided that AGC has provided Customer with [***] days prior written notice of its intent to suspend the Services. Where performance is suspended, AGC shall have no liability to Customer for such suspension or delay in the Timeline and the Batch Price for any Batches that are the subject of a Binding Order which are delayed or cancelled as a result of the suspension shall become due and payable by Customer.

Payments due to Customer

7.10	Where any payment, credit or refund is properly due to the Customer under this Agreement, the Customer can elect to:

7.10.1	have that amount refunded to it by AGC on [***] days’ notice; or

7.10.2	have that amount set-off against any further amount payable by the Customer under this Agreement or any future agreement the Parties enter into.

7.11

Where Customer elects to have an amount set-off against any further amount payable by the Customer under this Agreement and, subsequent to that credit, the Customer remains entitled to a payment, credit or refund, AGC shall refund that amount to the Customer within [***] days of the Customer requesting AGC refund that amount.

8.	CUSTOMER AUDITS, REGULATORY INSPECTIONS & MATTERS

Audits

8.1	Customer’s audit rights are as set forth in the Commercial Quality Agreement.

Regulatory Inspections

8.2

Regulatory inspections are addressed in the Commercial Quality Agreement. AGC shall upon reasonable notice and during reasonable times make available facilities, documents, information and/or personnel as are reasonably necessary or useful pursuant to and during regulatory inspections by Regulatory Authorities as further set forth in the Commercial Quality Agreement.

Regulatory Filings and Standards

8.3

During the preparation for filing with any Regulatory Authority of any documentation which is or is equivalent to the Regulatory Authority’s Chemistry and Manufacturing Controls (“Authority Submission”) portion of applicable approval application, including any New Drug Application, Abbreviated New Drug Application (ANDA), Marketing Approval Application (MAA) or other approval, as the case may be, Customer shall provide AGC with a copy of the relevant Authority Submission portion as well as all material supporting documents which have been relied upon to prepare the Authority Submission portion so as to permit AGC to verify that the Authority Submission portion accurately describes the work that AGC has performed and the manufacturing processes that AGC will perform pursuant to this Agreement. AGC shall provide Customer with its comments within [***] Business Days from receipt of the documents.

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8.4

For clarity, the Parties agree that in reviewing the documents referred to in Clause 8.3 above, AGC’s role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by AGC. As such, AGC shall not assume responsibility or liability for the accuracy of the filings with Regulatory Authorities other than for information provided by AGC in writing and intended for inclusion in regulatory filings. The sole responsibility of the preparation and filing of all regulatory documents with the Regulatory Authorities shall be borne by Customer.

8.5	Customer shall provide to AGC:

8.5.1

all documents reasonably necessary or reasonably requested by AGC relating to any Regulatory Authority’s pre-approval inspection of AGC’s Facility, including but not limited to, development reports, Chemistry and Manufacturing Controls documentation and stability data, subject to Customer being able to legally provide such documents to AGC; and

8.5.2	to the extent reasonably practicable, at least [***] days prior to [***] by AGC, Customer shall [***].

8.6

AGC will provide Customer with information and data regarding the manufacture of Product to the extent reasonably requested by Customer or necessary for Customer to prepare and defend any inquiries from the FDA or other Regulatory Authorities to satisfy regulatory requirements with respect to Product. Without limiting the foregoing,

8.6.1

AGC shall provide regulatory support to Customer for a Regulatory Authority’s pre-approval inspection, or PAI, of the AGC Facility and during review of any Regulatory Authority submission at a cost specified in Appendix Two. AGC shall allocate the costs of any post-approval inspection equally among its commercial customers.

8.6.2

Customer will inform AGC of requests for information from Regulatory Authorities during review of a Regulatory Authority submission for which AGC support is needed. AGC will use [***] to adhere with the turn-around times requested by Customer to support such regulatory responses.

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Person in Plant

8.7

On reasonable advance notice to AGC, Customer’s employees or representatives may be present at the AGC’s facilities to observe Product and BDS manufacture, subject to AGC’s reasonable site rules, regulations and room capacity constraints.

9.	WARRANTIES

Customer Warranties

9.1	Customer warrants and represents to AGC that:

9.1.1

it has the right to supply and deliver to AGC the Customer Materials (including the Cell Line provided by or on behalf of Customer where applicable) and the Customer Intellectual Property Rights and AGC has the right to use the same for the Services and the manufacture of Product, in each case in accordance with this Agreement;

9.1.2

to the best of its knowledge as of the Effective Date, the Materials Safety Data Sheets for the Customer-Provided Materials are accurate and the Customer-Provided Materials are free from all contaminants including, without limitation, virus, bacteria or other vectors. Customer will advise AGC immediately of any safety or toxicity issues of which it becomes aware regarding the Customer-Provided Materials that are not included in the applicable Materials Safety Data Sheet;

9.1.3

to the best of its knowledge as of the Effective Date, AGC’s use of any of the Cell Line, Customer Materials, Customer Intellectual Property Rights and the Process, and AGC’s manufacture of Product, in each case in accordance with this Agreement, will not infringe any Intellectual Property of Third Parties;

9.1.4	the license of or other access to Customer Intellectual Property Rights to AGC for the Services is lawfully granted; and

9.1.5

to the best of its knowledge as of the Effective Date, the Cell Line and Process provided by or on behalf of the Customer and Customer-Provided Materials are viable, adequate and suitable for the effective performance of the Services and manufacture of Product according to Specification.

AGC Warranties

9.2	AGC warrants and represents to Customer that:

9.2.1	its permits and regulatory licenses applicable for the Services and the manufacture of the Product are valid;

9.2.2

to the best of AGC’s knowledge as of the Effective Date, it has the necessary facilities, Third Party contractors and skilled personnel that may be reasonably anticipated to be necessary of a biologics contract manufacturer for the regular provision of manufacturing and development services of biologic material and required for performance of the Services in accordance with this Agreement;

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9.2.3

all Deliverables shall be Delivered free of encumbrances or liens but for the avoidance of doubt no warranty is given in this Clause 9.2.3 in respect of non-infringement of Third Party Intellectual Property or freedom to use;

9.2.4

to the best of its knowledge as of the Effective Date, AGC’s use of the AGC Intellectual Property Rights used in the Services will not infringe any Third Party Intellectual Property, except that no warranty is given to the extent that infringement arises due to the combination of AGC Intellectual Property Rights used together with the Cell Line, Process, Customer Materials and Customer Intellectual Property Rights and would not occur when the AGC Intellectual Property Rights are used in the production of biologics generally (“Customer-Specific Infringement”);

9.2.5

All Product manufactured and supplied under this Agreement and released with a Certificate of Analysis by AGC shall at the date of release conform to the specifications set forth in that Certificate of Analysis;

9.2.6

All Product manufactured under this Agreement shall be manufactured, handled, stored, labelled, packaged and transported in accordance with applicable cGMP requirements, the Commercial Quality Agreement, the applicable BLA and all applicable laws, rules, regulations and guidances in the US or EU (including, without limitation, Section 262 of the PHS Act);

9.2.7

No Product manufactured and supplied under this Agreement shall be (a) adulterated or misbranded within the meaning of the U.S Food, Drug and Cosmetics Act (“FD&C Act”), or (b) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act; and

9.2.8	AGC shall not use in any capacity the services of any persons debarred under 21 U.S.C. sections 335 (a) and 335 (b) in connection with the manufacture of Product under the Agreement.

Mutual Warranties

9.3	Each Party warrants and represents to the other that:

9.3.1	it has the right and corporate authority to enter into this Agreement and perform its obligations hereunder;

9.3.2	it will comply with all applicable laws, rules and regulations in connection with its performance under this Agreement; and

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9.3.3

it shall obtain and during the Term maintain in force all applicable permits and regulatory licenses required in connection with the handling, transport and storage of the Cell Line and Product and performance of the Services.

Exclusion of other express and implied warranties

9.4

Except as provided in this Agreement, to the maximum extent permitted by applicable law, except for those express warranties set out above, the Parties neither make nor give any other express or implied (whether by statute, custom or otherwise) warranties in relation to each of their respective obligations, duties or activities owed or performed under this Agreement and hereby exclude any other such express or implied warranty in respect of that subject matter.

10.	CONFIDENTIAL INFORMATION

10.1	In consideration of one Party (the “Disclosing Party”) making available its Confidential Information to the other (the “Recipient Party”), the Recipient Party hereby undertakes that it shall:

10.1.1	treat and safeguard as private and confidential all the Disclosing Party’s Confidential Information;

10.1.2	use the Disclosing Party’s Confidential Information only during the Term for those purposes reasonably necessary for the fulfilment of its obligations or exercise of its rights under this Agreement;

10.1.3

ensure the proper and secure storage of the Disclosing Party’s Confidential Information applying no less stringent than standards applied to protection of Recipient Party’s own confidential information but, in any event, no less that reasonable care; and

10.1.4

not at any time without the Disclosing Party’s prior written consent disclose or reveal, whether directly or indirectly, any of the Disclosing Party’s Confidential Information to any person whatsoever except its and its Affiliates’ directors, officers, employees, contractors (including Testing Laboratories), advisors and representatives (“Permitted Recipients”) who have a need to know such information for the purposes hereof and who, prior to the receipt of such Confidential Information, are subject to legally enforceable obligations of confidentiality and non-use at least as stringent as those set forth herein. The Recipient Party shall remain directly responsible to the Disclosing Party for any non-compliance with this Agreement by any of the Recipient Party’s Permitted Recipients.

10.2	The Recipient Party’s obligations in this Agreement regarding the Disclosing Party’s Confidential Information do not apply to information:

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10.2.1	which, at the time of its disclosure by the Disclosing Party or generation hereunder, was generally available to the public;

10.2.2

which becomes generally available to the public after such disclosure or generation other than by reason of a breach of any of the undertakings in this Agreement by the Recipient Party or its Permitted Recipients;

10.2.3	which is, at the time of such disclosure or generation, and as evidenced by the Recipient Party’s written records, lawfully already within the Recipient Party’s possession;

10.2.4	was lawfully disclosed to the Recipient Party on a non-confidential basis by a Third Party who is not subject to an obligation of confidentiality with respect to such Confidential Information; or

10.2.5	was discovered or created by or for the Recipient Party without the use, application or benefit of any of the Disclosing Party’s Confidential Information.

10.3	The Recipient Party may disclose the Disclosing Party’s Confidential Information hereunder:

10.3.1

to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable laws or regulations, or exercising its rights or fulfilling its obligations hereunder; provided that if the Recipient Party is required by law or regulation to make any such disclosure of the Disclosing Party’s Confidential Information it shall, except where impracticable for necessary disclosures (for example in the event of medical emergency), give reasonable advance notice to the Disclosing Party of such disclosure requirement and shall use its reasonable efforts to assist the Disclosing Party to secure a protective order or confidential treatment of such Confidential Information required to be so disclosed; and

10.3.2

such disclosure is reasonably necessary: (a) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to such Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; or (ii) to actual or potential investors, acquirors, merger partners, (sub)licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, merger, collaboration or other transaction; provided that in each such case on the condition that such Persons are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement, and Recipient Party shall remain directly responsible to Disclosing Party for any breach by any such Person of such obligations.

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10.4

Other than the limited and restricted rights of use set out in this Clause 10 and in Clause 11, nothing in this Agreement intends to or has the effect of granting any right, title, license or interest in or to the Recipient Party or Permitted Recipients in respect of the Disclosing Party’s Confidential Information.

10.5

If the Recipient Party or any of its Permitted Recipients becomes aware of any misuse of the Confidential Information or a breach or threatened breach of this Clause 10 occurs or becomes apparent, the Recipient Party shall inform the Disclosing Party in writing of such obligation or fact as soon as possible after it is informed, or becomes aware, of it and if possible, before any Confidential Information is disclosed, so that (if the Disclosing Party in its absolute discretion shall see fit) a protective order or other appropriate remedy may be sought. The Recipient Party agrees to reasonably assist and co-operate (and shall procure that each of its Permitted Recipients shall, as appropriate, assist and co-operate) in any action which the Disclosing Party may decide to take.

10.6

Upon termination or expiry of this Agreement or at the request of the Disclosing Party, the Recipient Party shall at its election promptly destroy or return to the Disclosing Party any and all Confidential Information (including copies of documents, computer records and records on all other media) then in its possession or under its control except where such Confidential Information is covered under surviving license rights between the Parties. Notwithstanding the foregoing, (a) each Recipient Party may retain a single copy of any document contained the Disclosing Party’s Confidential Information solely for the purpose of determining the scope of the obligations under this Agreement, and (b) the Recipient Party may retain any electronic copies of the Disclosing Party’s Confidential Information held securely in the Recipient Party’s electronic backup storage in accordance with its established document retention policies; subject in each case to the Recipient Party’s continuing confidentiality and non-use obligations under this Agreement with respect to such Confidential Information.

10.7

The Parties acknowledge that they have received Confidential Information under other agreements between each other. The Parties hereby agree that Confidential Information received under those earlier agreements may be used for the purposes of performing the Services under this Agreement.

10.8	The provisions of this Clause 10 shall survive termination of the Agreement for a period of [***] years.

10.9

For the avoidance of doubt, the provisions of this Clause 10 do not restrict the Customer’s right to disclose or otherwise use and exploit the Deliverables after such Deliverables have been Delivered to the Customer.

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Party’s Names & Press Release

10.10

Except as otherwise provided for in this Agreement or required by any applicable law, regulation or order of an administrative agency or court of competent jurisdiction, neither Party shall use the name of the other Party or of the other Party’s Affiliates, directors, officers or employees in any advertising, news release or other promotional release without the prior consent of the other Party, which shall not be unreasonably withheld or delayed.

11.	INTELLECTUAL PROPERTY

Pre-Existing Intellectual Property

11.1

Any Intellectual Property owned or Controlled by a Party as of the Effective Date or developed or acquired by such Party during the Term independently from this Agreement without use of the other Party’s Confidential Information (“Background Technology”) shall, as between the Parties, remain the sole and absolute property of the Party that owns or Controls such Background Technology. Nothing in this Agreement shall act as any assignment or transfer of either Party’s Background Technology. A Party’s Background Technology shall not be licensed to the other Party under this Agreement unless an express license is granted hereunder.

Customer’s grant of Intellectual Property License for the Services

11.2

The Customer hereby grants to AGC for the Term a non-exclusive, royalty-free, sublicensable (solely with the prior written consent of the Customer), limited license under the Customer Background Technology and Customer Agreement IPR solely to the extent the same is required and necessary for the proper performance of the Services. This license:

11.2.1	does not prevent the Customer from granting a license to or making any use of its Background Technology or Customer Agreement IPR; and

11.2.2	terminates automatically upon the expiry or termination of this Agreement, whichever is the earlier.

Intellectual Property created in the course of the Services

11.3

Without affecting Clauses 11.1 and 11.2, all data, results, information, processes, materials, trade secrets, know-how and corresponding Intellectual Property newly generated by AGC in its performance of the Services and to the extent [***] (“Customer Agreement IPR”) shall be solely and exclusively owned by Customer. AGC hereby assigns to Customer all right, title and interest in and to all Customer Agreement IPR. AGC shall cooperate with Customer and execute any appropriate documents to fully effect the foregoing. All Customer Agreement IPR shall be deemed to be Customer’s Confidential Information.

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11.4	All Intellectual Property other than Customer IPR generated by AGC under the Services that is useful for general biologics manufacturing activities shall be owned by AGC (“AGC IPR”).

11.5	In the event that [***].

License to AGC IPR

11.6

AGC hereby grants to Customer a general, royalty free, sub-licensable, worldwide, perpetual license to use AGC Intellectual Property Rights and AGC IPR to the extent that the same is necessary or useful for the exploitation of the Product or use of the Cell Line or Process to manufacture the Product. Except to Permitted Recipients or as otherwise provided in this Agreement, nothing in the foregoing shall permit Customer to make any disclosure of AGC’s Confidential Information (including AGC’s Know-How) to a Third Party without the express prior written consent of AGC, not to be unreasonably withheld, conditioned or delayed. This license does not prevent AGC granting a license to or making any use of AGC Intellectual Property Rights or AGC Agreement IPR.

Right to file for protection

11.7

Each Party may file patent protection on any Intellectual Property it owns in accordance with this Clause 11 above and the other Party shall promptly upon request co-operate at the requesting Party’s reasonable expense, with any requests to assist or enable the Party’s protection including but not limited to signing and delivering documents and other information necessary for the valid application and prosecution of any such patent.

Notice of Infringement

11.8

Each Party will promptly notify the other Party of any allegation of infringement or misappropriation of any Third Party Intellectual Property due to the handling, storage or use of the Cell Line, Customer Materials, Customer Intellectual Property Rights, AGC Intellectual Property Rights or manufacture of Product hereunder.

Use of Company Materials, Products and Deliverables.

11.9

AGC will use the Customer Materials, Products, Deliverables and any documents relating thereto only for the conduct of the Services, and not for any other purpose without Customer’s prior written consent. AGC will retain control over the Customer Materials, Products, Deliverables and any documents relating thereto and, except as expressly agreed in writing by

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Customer, will not transfer or otherwise provide access to any Customer Materials, Products, Deliverables or any documents relating thereto to any other Persons other than those performing Services hereunder and who are subject to like written obligations to protect the Customer Materials, Products, Deliverables and any documents relating thereto. The Customer Materials, Products and Deliverables may have unknown characteristics and AGC will therefore use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of the Customer Materials, Products and Deliverables.

12.	INDEMNITIES AND LIABILITY

Indemnity of AGC

12.1

(a) Subject to Section 12.3, and to the extent permitted by applicable law, Customer shall promptly indemnify, defend and hold harmless AGC and each of its directors, officers, employees, contractors (including Testing Laboratories) and representatives (the “AGC Parties”) against any and all losses, demands, claims, liabilities, damages, costs and expenses (including but not limited to, court costs and reasonable documented attorney’s fees and expenses together with any applicable taxes thereon) (“Liabilities”) arising from any claim, action or proceeding brought or initiated by a Third Party (a “Claim”) that the AGC Parties may or have suffered or incurred directly as a result of the following: (i) any actual or alleged infringement or misappropriation of any Third Party Intellectual Property due to AGC’s use of the Cell Line, Process, Customer Intellectual Property Rights, Customer-Provided Materials, or performance of the Services or manufacture of Product in accordance with this Agreement; (ii) the use, handling, distribution, marketing, sale of the Product manufactured hereunder by or on behalf of a Customer Party; (iii) injury or death caused by the administration of Product manufactured hereunder; (iv) negligence, gross negligence or intentional misconduct committed by a Customer Party; or (v) breach of this Agreement (including any representation or warranty) by Customer.

(b) [***]

(c) The foregoing indemnities shall not apply to the extent the Claims or Liabilities arose from the negligence, gross negligence, breach of this Agreement or the Commercial Quality Agreement, or intentional misconduct of any AGC Party, are attributable to the AGC Materials or are covered by an indemnity under Clause 12.2.

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Indemnity of Customer

12.2

Subject to Section 12.3, and to the extent permitted by applicable law, AGC shall promptly indemnify and hold harmless Customer and each of its directors and officers, employees, agents, contractors or representatives (“Customer Parties”) against any and all Liabilities arising from a Claim that the Customer Parties may or have suffered or incurred directly as a result of the following: (i) inaccurate Certificates of Analysis such that the certified Product at the time of Delivery does not meet Specification when certified to meet Specification, failure to manufacture Product according to cGMP, use of improper Batch records, use of contaminated and/or inappropriate Raw Materials; (ii) negligence, gross negligence or intentional misconduct committed by a AGC Party; (iii) breach of this Agreement (including any representation or warranty) by AGC; (iv) any failure of the AGC Materials; or (v) any actual or alleged infringement or misappropriation of any Third Party Intellectual Property due to AGC’s use of the AGC Intellectual Property Rights that is not a Customer-Specific Infringement.

The foregoing indemnities shall not apply to the extent the Claims or Liabilities arose directly from the negligence, gross negligence, breach of this Agreement or the Commercial Quality Agreement or intentional misconduct by any Customer Party or are covered by an indemnity under Clause 12.1.

Indemnification Procedure

12.3	The Party (the “Indemnitee”) that intends to claim indemnification under this Clause 12 shall:

12.3.1

promptly, and in any event within [***] Calendar Days of it receiving notice of the Claim, threat or action, notify the other Party (the “Indemnitor”) in writing in general terms of any Claim, threat or action which has or has the potential to give rise to the Indemnitee seeking to rely on and claim the benefit of the indemnification together with notification of the Indemnitee’s intention to rely on such indemnity, provided that, failure to give such notice shall not relieve the Indemnitor of its indemnification obligations except and only to the extent such failure actually and materially prejudices the ability of the Indemnitor to defend against such Claims, provided that that the foregoing shall not prevent the Indemnitee from complying with the procedural requirement of any proceedings which have been commenced;

12.3.2	not prejudice any defense to any Claim or attempt to settle or compromise such claim;

12.3.3

subject to its other rights and obligations and compliance with the procedures set out in this Clause 12, permit the Indemnitor to have overall control of the conduct of the negotiations and the proceedings including any counterclaim;

12.3.4	cooperate as reasonably requested by the Indemnitor, at the Indemnitor’s expense, in the conduct of such Claim (and any counterclaim); and

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12.3.5	have the right (at its own expense) to engage independent counsel and participate in all proceedings and negotiations whether named or not as a party in the Claim or proceedings.

12.4

Notwithstanding any other provision in this Clause 12, the Indemnitor shall not settle or consent to an adverse judgement in any such claim, demand, action or other proceeding that adversely affects the rights or interests of any Indemnitee or imposes additional obligations (financial or otherwise) on such Indemnitee, without the prior express written consent of such Indemnitee (such consent to be at the Indemnitee’s sole discretion).

Insurance

12.5

Customer shall procure from a reputable insurance carrier commercial general liability insurance including coverage for products and completed operations and contractual liability (including coverage for advertising and personal injury) with a combined single limit of no less than [***] dollars ($[***]) per occurrence and [***] dollars ($[***]) in the aggregate. Customer will maintain such insurance during the Term of this Agreement and for [***] years after the last sale of a Commercial Product, subject to continued availability at commercially reasonable rates. Upon reasonable request, Customer will deliver a certificate of insurance evidencing such coverage and an endorsement of additional insured in favor of AGC.

12.6

AGC shall maintain, at its expense, comprehensive general liability insurance and workers compensation insurance, including product liability insurance, in the amount of [***] dollars ($[***]) per occurrence and [***] dollars ($[***]) in the aggregate. All insurance required under this Agreement shall be maintained during the Term, and AGC shall from time to time provide copies of certificates of such insurance to Customer upon reasonable request. Notwithstanding the preceding sentence, AGC shall be obligated to maintain product liability insurance obtained by it pursuant to this Clause 12.6 during the Term and after expiration or termination of this Agreement for a period [***] years following the Commercial Product expiration date for the last lot of Commercial Product delivered hereunder.

12.7	Each Party will provide the other Party with at least [***] days’ written notice prior to non-renewal, termination or modification of their respective insurance coverage as described above.

Limitation of Liability

12.8

The Parties represent and acknowledge that they have negotiated the terms of this Agreement and have reached agreement on the terms based on their own assessment of their own risks, liabilities and rewards in connection with this Agreement and the Product in addition to having had the benefit of professional legal advice and accordingly the Parties agree that, without prejudice to Clauses 12.9 and 12.10, AGC’s aggregate liability to Customer for any loss or damage suffered by Customer, as a result of breach of this Agreement or of any other liability (including but not limited to negligence, misrepresentation or claim under the indemnities) in respect to any claim arising under this Agreement or in connection with the Services shall be limited to the lesser of (a) the total amounts paid by Customer hereunder [***], or (b) [***] euros (€[***]).

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12.9	Neither AGC nor Customer shall be liable for any loss or damage howsoever caused (even if foreseeable or in the contemplation of AGC or Customer) in respect of:

12.9.1	loss of indirect profits, business, business opportunities or revenue; and

12.9.2	special, indirect or consequential loss.

12.10

Notwithstanding the foregoing, nothing in this Agreement shall purport or attempt or serve to exclude or restrict any liability for (i) gross negligence or intentional misconduct; (ii) any fraud or fraudulent misrepresentation; (iii) amounts owing by a Party under Clause 7 (subject to Clause 14.4); (iv) claims subject to Customer’s indemnification obligations under Clause 12.1(a); or (v) a breach of confidentiality.

13.	PRODUCT RECALL

13.1

Subject to Clause 13.3.1, the costs and obligations with respect to any Recall of Product and handling enquiries and contacts from any Regulatory Authority relating to any Recall of Product shall be the responsibility of Customer. Customer shall notify all Regulatory Authorities having jurisdiction over Product (whether or not the issue arose in the jurisdiction controlled by the Regulatory Authority) of any Recall, and shall be responsible for coordinating all necessary activities regarding the action taken. AGC shall, at Customer’s expense, provide all reasonable assistance to Customer in connection with any Recall. The Parties agree to keep each other advised of any Recall, the progress of undertaking any Recall, and to exchange copies of such documentation as may be reasonably required, to assure regulatory compliance with a Recall.

13.2

If either Party has reason to believe that any Product (whether the Product itself or particular Batch(es)) should be Recalled, such Party shall promptly inform the other in writing, to also include the reasons and explanations for the Recall, prior to taking any such action. In addition, Customer shall give AGC prompt written notice of any Recalls that Customer believes were caused by or may have been caused by AGC’s failure to comply with its obligations under this Agreement.

13.3

If any Product is Recalled for safety reasons or due to a mandatory notification from a Regulatory Authority dictating the Recall and, in either case, such reasons are directly a result of AGC’s failure to manufacture Product in accordance with the terms of this Agreement or the Commercial Quality Agreement or [***] (“Manufacturing Failure”), then AGC shall, subject to Clause 12, reimburse Customer for all reasonable expenses actually and properly incurred by Customer in undertaking the Recall of those

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specific Products which are the subject of a Manufacturing Failure. Such payment shall be made within [***] days of Customer providing AGC will a detailed breakdown of such costs and responses to all requests for clarification by AGC with respect thereto. If AGC disputes that the Recall is:

13.3.1

due to safety reasons or mandatory notification from a Regulatory Authority dictating the Recall then the Parties shall mutually select a regulatory expert to evaluate whether the Recall was appropriate to address the safety reason or comply with the Regulatory Authority’s notice (as applicable); and/or

13.3.2	due to AGC’s Manufacturing Failure, then the Parties shall mutually select an independent laboratory to evaluate whether the Product is Defective due to AGC’s Manufacturing Failure; and

the evaluation(s) by the regulatory expert and/or independent laboratory shall be binding on the Parties (other than where such decision is a manifest error). If such evaluation upholds any part of AGC’s dispute then the Parties shall share the costs of the Recall pro rata. Subject to Clauses 9 and 12, any payment by AGC under this Clause 13.3 shall be Customer’s sole remedy for the costs of the Recall.

14.	TERM AND TERMINATION

14.1

This Agreement shall commence on and have effect as of the Effective Date and will, subject to earlier termination in accordance with this Clause 14 or otherwise, continue until terminated by either Party upon at least three years notice (and provided that such notice cannot be provided prior to the 4th anniversary of the Effective Date)(the “Term”).

14.2	Customer may terminate this Agreement (a) in accordance with Clause 5.13, or (b) immediately upon written notice if does not obtain regulatory approval for the Product in a major market.

Events of Termination

14.3	Either Party (“Non-Defaulting Party”) may terminate this Agreement before expiry of the Term with immediate effect upon prior written notice to the other Party (“Defaulting Party”) if:

14.3.1

the Defaulting Party fails to pay any undisputed sum payable under this Agreement within sixty (60) Calendar Days of notice demanding payment served after expiry of the original payment term stipulated in Clause 7;

14.3.2

the Defaulting Party commits a material breach of its obligations under this Agreement and if the breach is capable of remedy, fails to remedy it during a period of thirty (30) Calendar Days starting on the date of receipt of notice from the Non-Defaulting Party generally identifying the breach and requiring it to be remedied;

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14.3.3

the Defaulting Party is (i) generally unable to pay its debts as they become due; or (ii) has an administrator appointed or administration order made against it or an order for winding-up or dissolution made (otherwise than in the course of a bona fide reorganization previously approved in writing by the Non-Defaulting Party) or liquidator appointed and such step is not withdrawn within thirty (30) Calendar Days;

14.3.4	any material permit or regulatory license is permanently revoked preventing the performance of the Services by the Defaulting Party.

Effect of Termination

14.4	Upon termination of this Agreement, Customer shall pay to AGC:

14.4.1

payments due by Customer to AGC in respect of Services performed in accordance with the terms and conditions of this Agreement and the Commercial Quality Agreement, up to and including the day of such termination in full for all completed stages and for partially completed stages a sum calculated on a pro-rata basis having regard to the Batch Price for the cancelled stages (fairly determined by the Project Team having regard to man hours, materials, profit element and irreversible commitments incurred by AGC), less any amounts due to Customer by AGC;

14.4.2	if Customer is the Defaulting Party under Clause 14.3 or upon termination under Clause 5.13 if the Supply Failure results from Customer’s negligence, willful misconduct or breach of this Agreement:

14.4.2.1

in respect of Binding Orders in existence at the date of termination, a payment calculated as [***], provided that if the effective date of termination is on or after [***], such amounts shall be [***];

14.4.2.2

If the Customer failed to order the Minimum Volume in the Calendar Year of such termination, then Customer shall pay to AGC a sum calculated as [***], provided that if the effective date of termination is on or after [***], such amounts shall be [***]; and

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14.4.4.2.3	[***]

14.4.3	If this Agreement is terminated pursuant to Clause 14.2(b), then AGC’s sole remedy shall be [***].

14.4.4	If the amounts owed by AGC to Customer as of the effective date of termination are greater than the amounts owed to AGC by Customer as of such date, then AGC shall refund the difference to Customer.

14.4.5	payments due at the time of termination pursuant to Clauses 7.10, 7.11 and/or 14 are to be made within [***] days of the effective date of termination.

14.5

Upon termination of this Agreement for any reason, provided the Customer has paid all undisputed sums outstanding and which are properly due under this Agreement, AGC shall, within [***] Calendar Days of:

14.5.1	those payments having been made; or

14.5.2	the date of termination of this Agreement,

(whichever is the later) provide the Customer with all Deliverables then manufactured or generated and all transferable work in progress and all Product then manufactured in accordance with Clause 6. [***].

Survival

14.6

Termination or expiry of this Agreement for whatever reason shall not affect the accrued rights or liabilities of either AGC or Customer arising under or out of this Agreement and all provisions which by their terms would to survive this Agreement and including the provisions of Clauses 2.3 (last two sentences only), 2.4, 2.5 (last sentence only), 3.1, 3.2 (first sentence only), 4.6 (last sentence only), 5.12.4, 6, 7 (excluding 7.2 and 7.3), 8.1, 8.2, 8.5.2, 8.6, 9.2.3, 9.2.5, 9.2.6, 9.2.7, 9.4, 10, 11 (excluding 11.2 and 11.8), 12, 14.4., 14.,5, 14.6, 15, 16, 17 and 18 shall survive termination or expiry and remain in full force and effect.

15.	TECHNOLOGY TRANSFER

15.1

(i) Upon termination or during the notice period regarding termination of this Agreement or the Services other than where termination is for material breach by Customer, (ii) on expiry of this Agreement, or (iii) as provided in Clause 5.13.2 or Clause 5.14, Customer may by written notice to AGC seek assistance from AGC with respect to the transfer to another manufacturer

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of the then-current Process solely for the purpose of manufacturing Product (“Technology Transfer”). Following AGC’s receipt of such notice, the Parties will establish, in good faith, a schedule and plan for effecting such transfer and AGC will thereafter co-operate with Customer in implementing such plan as agreed by the Parties. As part of the Technology Transfer AGC will make available for collection, subject to any Regulatory Obligations, all Customer Materials, Cell Line and one copy of all documentation (to the extent not previously delivered to Customer) generated pursuant to or used in the Services up to the date of termination or expiry. The scope of such Technology Transfer will be agreed upon by the Parties and will include at least the following activities: (a) AGC will provide all pertinent information necessary or useful to manufacture the Product or to support regulatory filings for the Product(s), including, without limitation, analytical testing methods, protocols and reports, Batch production records, master Batch records, production process documentation and standard operating procedures; (b) AGC will provide reasonable assistance and cooperation in order to enable Customer or its designee to manufacture the Product(s); (c) AGC will provide Company with access to Customer’s employees and contractors with expertise in manufacturing to answer Customer’s questions related to such transfer; and (d) AGC will use reasonable efforts to assist Customer to secure supply terms for applicable raw materials from Customer’s suppliers of such raw materials and to identify a Third Party contract manufacturer acceptable to both Parties.

15.2

The obligations on AGC in respect of the Technology Transfer shall only be exercisable by Customer within a period ending [***] months after the date of termination or expiry (whichever is the earlier) and AGC shall not be obliged to commit any greater human resources in the Technology Transfer than [***] FTE hours. Except where such Technology Transfer occurs in connection with AGC’s material breach of this Agreement, Customer shall pay AGC’s costs providing the Technology Transfer at an hourly FTE rate of [***] dollars ($[***]) (to increase annually on the anniversary of the Effective Date in accordance with the agreed rate of inflation) and all other costs shall be charged at cost value [***]. In no event shall a Technology Transfer under this Agreement exceed $[***], unless otherwise agreed upon by the Parties.

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16.	FORCE MAJEURE

16.1

Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement or the Services to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the other Party (“Impeded Party”) including but not limited to fires, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, other substantial similar acts of nature, omissions or delays in acting by any administrative authority or government agency (except for a failure to comply with applicable laws and regulations) or the other Party (a “Force Majeure Situation”).

16.2

The Impeded Party shall notify the other Party in writing of any Force Majeure Situation which prevents the Impeded Party from complying with an obligation under this Agreement. If a Force Majeure Situation continues for more than [***] months after notice of such Force Majeure Situation is served, and is adversely affecting the performance of this Agreement, the Party which is not the Impeded Party will have the right, on [***] days’ advance written notice not to expire before the [***] month period to terminate this Agreement. In the case of such termination, Customer will not have a right to reimbursement for any sums paid under this Agreement for which Services have been rendered or any claim for damages as a result of the termination of this Agreement or non-performance of these Services. Notwithstanding any other provision under this Clause 16.2, in the event this Agreement is terminated under this Clause 16.2, Customer shall have the right to seek reimbursement or recoupment for any and all amounts for which Customer has paid Services that were not rendered, including the Reserve Payment. This Clause 16.2 shall not apply to excuse either Party’s payment obligations under this Agreement nor relieve Customer from the payment of Binding Orders.

17.	APPLICABLE LAW, JURISDICTION AND DISPUTE RESOLUTION

Applicable Law

17.1

This Agreement shall be interpreted and governed, and all rights and obligations of the Parties shall be determined, in accordance with the laws of the state of New York (regardless of choice of law provisions). The Parties waive application of the provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods, as amended.

17.2

Before resorting to litigation, unless exigent relief is required by either Party as determined in its sole, in which case such Party shall be free to seek and be granted temporary, injunctive or equitable relief from any court of competent jurisdiction, the Parties shall use their reasonable efforts to negotiate in good faith and settle amicably any dispute that may arise out of or relate

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to this Agreement (or its construction, validity or termination) (a “Dispute”). If a Dispute cannot be settled through negotiations by appropriate representatives of each of the Parties, either Party may give to the other a notice in writing (a “Dispute Notice”). Within [***] days of the Dispute Notice being given the Parties shall each refer the Dispute to their respective Chief Executive Officers who shall meet in order to attempt to resolve the dispute. If within [***] days of the Dispute Notice (i) the Dispute is not settled by agreement in writing between the Parties or (ii) the Parties have failed to discuss the Dispute or use good faith negotiations, the Dispute may be submitted to and finally be settled by the state and federal courts located in the State of New York. The Parties irrevocably: (a) consent and submit solely to jurisdiction and venue of such courts; (b) agree that such courts will be the sole courts utilized for any Dispute and (c) waive any jurisdictional or venue objections to such courts, including, without limitation, forum non conveniens. Nothing in this MSA shall prohibit (nor force) the Parties to submit to any other dispute resolution forums as they may between themselves subsequently agree to or discuss.

18.	MISCELLANEOUS

Fundamental Change

18.1	The occurrence of a Fundamental Change shall not relieve AGC of its responsibility for performance of its obligations under this Agreement. AGC must promptly:

18.1.1	notify Customer as soon as AGC is aware that a Fundamental Change has occurred or is reasonably likely to occur;

18.1.2

upon request, provide to Customer such further information and written assurances, from AGC and its successors that there will be no adverse consequences to the supply of Product to Customer or the performance of AGC obligations under this Agreement resulting from the occurrence of the Fundamental Change. Without prejudice to the generality of this Clause 18.1.2, at Customer’s request, AGC and its successors shall provide Customer with written assurances that AGC’s (or its successor’s, as applicable) ongoing corporate and management culture, capacity, capability and financial viability will continue in a manner sufficient to satisfactorily perform AGC’s obligations under this Agreement.

18.2	Neither AGC not its successor shall be entitled to terminate this Agreement as a result of a Fundamental Change.

18.3	For the avoidance of doubt, a breach of Clause 18.1, shall be deemed to be a material breach of this Agreement.

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Amendment

18.4

Other than as provided for elsewhere in this Agreement in respect of the Timeline, any modification, extension or variation of this Agreement (or any document entered into pursuant to or in connection with this Agreement) shall only be valid if it is in writing and signed by or on behalf of each Party to this Agreement. No modification or variation of this Agreement shall be valid if made by e-mail.

18.5

Unless expressly so agreed, no modification or variation of this Agreement shall constitute or be construed as a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under this Agreement which have already accrued up to the date of such modification or waiver, and the rights and obligations of the Parties under this Agreement shall remain in full force and effect, except and only to the extent that they are so modified or varied.

Assignment

18.6

Except as provided in Clause 18.7, a Party shall not without the prior written consent of the other Party (such consent not to be unreasonably withheld) assign at law or in equity (including by way of a charge or declaration of trust) or delegate any or all of its obligations under this Agreement, or purport to do any of the same. Any purported assignment in breach of this clause shall confer no rights on the purported assignee.

18.7

Customer shall be entitled to assign its rights under this Agreement to any member of Customer’s Group or to a successor by virtue of a merger, acquisition, Change of Control or sale or transfer of substantially all of its assets to which this Agreement relates. Any assignment made pursuant to this Clause 18.7 shall be subject to the following terms:

18.7.1	no assignment shall relieve Customer of any of its obligations under this Agreement that have accrued prior to the effective date of such assignment; and

18.7.2

Customer shall provide AGC with prompt written notice of such assignment. AGC may continue to deal exclusively with Customer in respect of all matters relating to this Agreement at all times until AGC receives such written notice.

Entire Agreement

18.8

This Agreement, together with its Appendices, constitutes the entire agreement and understanding of the Parties with respect to its subject matter and supersedes any previous agreements or understanding between the Parties relating to such subject matter. If any term of this Agreement conflicts with any term of the Commercial Quality Agreement, the conflicting term of this Agreement shall prevail, except with respect to matters of quality, in which case the conflicting term of the Commercial Quality Agreement shall prevail. For clarity, the Development and Manufacturing Services Agreement between the Parties dated June 10, 2015 shall continue in full force and effect in accordance with its terms.

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Waiver

18.9

In no event will any delay, failure or omission (in whole or in part) in enforcing, exercising or pursuing any right, power, privilege, claim or remedy conferred by or arising under this Agreement or by law, be deemed to be or construed as a waiver of that or any other right, power, privilege, claim or remedy in respect of the circumstances in question, or operate so as to bar the enforcement of that, or any other right, power, privilege, claim or remedy, in any other instance at any time or times subsequently.

Severability

18.10

If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect. The Parties agree, in the circumstances referred to in this clause to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision. The obligations of the Parties under any invalid or unenforceable provision of this Agreement shall be suspended while an attempt at such substitution is made.

Notices

18.11

Any notice or other communication given or made under this Agreement shall be in writing and in English and signed by or on behalf of the Party giving it and shall be served by hand, delivering it or sending it by prepaid recorded or special delivery post or prepaid international recorded airmail, to the address and for the attention of the relevant Party set out in this Clause 18.11 (or as otherwise notified by that Party hereunder). Any such notice shall be deemed to have been received:

18.11.1	if hand delivered or sent by prepaid recorded or special delivery post or prepaid international recorded airmail, at the time of delivery;

18.11.2	if sent by post (other than by prepaid recorded or special delivery post), [***] Business Days from the date of posting; or

18.11.3	if sent by airmail (other than by prepaid international recorded airmail), [***] Business Days from the date of posting;

Provided that if deemed receipt occurs before 9.00 a.m. on a Business Day the notice shall be deemed to have been received at 9.00 a.m. on that day, and if deemed receipt occurs after 5.00p.m. on a Business Day, or on any day which is not a Business Day, the notice shall be deemed to have been received at 9.00a.m. on the next Business Day.

The addresses of the Parties for the purposes of this Clause 18.11 are:

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or such other address as may be notified in writing from time to time by the relevant Party to the other Party. Any such change to the place of service shall take effect [***] Business Days after notice of the change is received or (if later) on the date (if any) specified in the notice as the date on which the change is to take place.

Counterparts

18.12

This Agreement and any amendment hereto may be executed in any number of counterparts and by the Parties to it on separate counterparts, including by facsimile, .pdf or electronic signature, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement is not effective until each Party has executed at least one counterpart.

No Partnership or Agency

18.13

Nothing in this Agreement is intended to or shall operate to create a partnership or joint venture of any kind between the Parties or to authorize either Party to act as agent for the other, and no Party shall have authority to act in the name or on behalf of or otherwise to bind the other in any way (including but not limited to the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power). Each Party is entering into this Agreement as principal not agent, and may not enforce any of its rights under or in connection with this Agreement for the benefit of any other person.

[Signatures on next page]

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THIS AGREEMENT has been executed by or on behalf of the Parties on the date at the top of this Agreement.

Signed on behalf of CMC BIOLOGICS A/S, dba AGC Biologics		) )
by		) )
Name :	/s/ Møller	)
Kasper Møller, PhD		)
Position :	General Manager	) ) )

Signed on behalf of HORIZON PHARMA IRELAND LIMITED		) )
by		) )
Name :	/s/ Paul Condon	)
	DIRECTOR	)
Position :	Paul Condon	)

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APPENDIX ONE

Product Specification and Quality Agreement

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APPENDIX TWO

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EXHIBIT A

AGC’s Standard Form Certificate of Analysis

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EXHIBIT B

Standard Form Certificate of Compliance

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